Exhibit 99.1

Press Release

For Immediate Release

WMI LIQUIDATING TRUST PROVIDES INFORMATION ON ESCROW CUSIPS

SEATTLE, March 24, 2015 – WMI Liquidating Trust, formed pursuant to the confirmed Seventh Amended Joint Plan of Affiliated Debtors under Chapter 11 of the United States Bankruptcy Code (as modified, the “Plan”) of Washington Mutual, Inc. (“WMI”), today provided additional information regarding certain Escrow CUSIPs issued to eligible former shareholders of WMI.  Eligible former shareholders are those who timely submitted relevant documentation, including the release required under Section 41.6 of the Plan.

As of the Effective Date of the Plan, Depository Trust Company (“DTC”) established and maintains positions in the Escrow CUSIPs.  These Escrow CUSIPs represent nominees’ positions that would be used to make future distributions, if any, of common stock issued by WMI Holdings Corp. (“WMIHC”).  Pursuant to the Plan, such shares of WMIHC’s common stock were deposited in the Disputed Equity Escrow established in accordance with the Plan and are to be maintained in the Disputed Equity Escrow until such time as Claims involving Disputed Equity Interests are either allowed or disallowed.

Upon resolution of those Claims, the related portion of the shares maintained in the Disputed Equity Escrow will be distributed to the claimant holding the newly allowed claim or, if the claim is disallowed, the related portion of the shares will be redistributed to beneficiaries of the Trust in accordance with the distribution mechanics set forth in the Plan.  In the event any future distributions of WMIHC common stock are made from the Disputed Equity Reserve, DTC will be instructed to allocate such common stock to each of the Escrow CUSIPs on a pro rata basis.

As stated above, the Escrow CUSIPS were established for any potential distributions of shares of WMIHC common stock.  The only source of common stock available for any such a distribution would be from the 2.9 million of shares remaining on deposit in the Disputed Equity Escrow.  Specifically, the Escrow CUSIPS do not, in and of themselves, entitle their holders to any possible future cash distributions from the Trust, WMIHC or the Federal Deposit Insurance Corporation (either in its corporate capacity or as the receiver for Washington Mutual Bank).

The Trust will issue Liquidating Trust Interests to WMI’s former shareholders if the Trust is able to monetize Liquidating Trust Assets in amounts sufficient to pay-in-full claims held by beneficiaries of the Trust who are senior to members of Classes 19 and 22, and if a shareholder satisfied all conditions applicable to receiving any such Liquidating Trust Interests.  There can be no assurances that the Trust will be able to monetize assets in a manner sufficient to give effect to the foregoing.

The Trust discloses the status of its operations (including the status of pending litigations) and unaudited financial information in a Form 10-K filed annually with the Securities and Exchange Commission.  In addition, the Trust files a Quarterly Summary Report with the Bankruptcy Court and under Form 8-K with the Securities Exchange Commission.

Capitalized terms used and not otherwise defined in this Press Release have the meanings given to such terms of the Plan.  The Plan and additional information about WMI Liquidating Trust can be found at www.wmitrust.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain certain estimates, statements of belief and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or covered by the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws. Such forward-looking statements are based on current plans, expectations, estimates and beliefs about the value of the assets of the Trust.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future payments to holders of beneficial interests in the Trust (“Liquidating Trust Interests”) and are subject to risks and uncertainties that are difficult to predict.  These risks include, among other factors: (i) the Trust’s ability to obtain Court approval with respect to motions in the chapter 11 proceedings of WMI and WMI’s wholly-owned subsidiary, WMI Investment Corp. (together with WMI, the “Debtors”); (ii) the Trust’s ability to resolve disputed claims; (iii) risks associated with any litigation and other claims that might be brought against the Debtors or by or against the Trust in the future during the term of the Trust (the initial period of which was three years and was extended for up to three years); and (iv) there is no liquidity for the Liquidating Trust Interests, which are non-certificated and non-transferable other than by will, intestate succession or operation of law.

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Contact

Andrew Siegel / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449